Exhibit 10.48

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

SUPPLEMENT

to the

Loan and Security Agreement

dated as of August 11, 2026

among

ELUTIA INC.,

a Delaware corporation,

(“Parent”),

ELUTIA MED LLC,

a Delaware limited liability company

(“Elutia Med”; and together with Parent, jointly and severally, individually and collectively, “Borrower”)

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership

(as administrative agent and collateral agent (in such capacity “Agent”)

and

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.,

a Delaware limited partnership (“Avenue 2”)

as a lender

and

AVENUE GROWTH LENDING FUND III, L.P.,

a Delaware limited partnership (“Avenue 3”)

as a lender (in such capacity, together with Avenue 2 and each other lender from time to time party hereto, a “Lender” and collectively, the “Lenders”)

This is a Supplement identified in the document entitled Loan and Security Agreement, dated as of August 11, 2026 (as amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and among Borrower, Lenders and Agent.  All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement.  In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1 - Additional Definitions:

“510(k) Clearance” means written clearance issued by the FDA pursuant to Section 510(k) of the Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. § 360(k)), and the regulations promulgated thereunder, authorizing the marketing and commercial distribution of NXT-41x in the United States.

“Amortization Period” means the period commencing on the first day of the first full calendar month following the Interest-only Period and continuing until the Maturity Date.

“Commitment” means, subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, Lender’s commitment to make Growth Capital Loans to Borrower up to an aggregate original principal amount of Ten Million Dollars ($10,000,000) (“Tranche 1”) on the Closing Date and up to Five Million Dollars ($5,000,000) to be funded between May 1, 2027 and September 30, 2027, subject to the conditions in Section 1(i) of Part 2 (“Tranche 2”), with Four Million Dollars ($4,000,000) funded by Avenue 2 and Six Million Dollars ($6,000,000) funded by Avenue 3 on the Closing Date.

“Designated Rate” means, for each Growth Capital Loan, a variable rate of interest per annum equal to the greater of (A) the Prime Rate plus five and one half of one percent (5.50%) and (B) twelve and one quarter of one percent (12.25%).  Changes to the Designated Rate based on changes to the Prime Rate shall be effective as of the next scheduled interest payment date immediately following such change.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Final Payment” means a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to four percent (4.00%) of the funded amount of the Loans.

“Growth Capital Loan” means any Loan requested by Borrower and funded by a Lender under its Commitment for general corporate purposes of Borrower.

“Interest-only Milestone 1” means Borrower has (i) achieved the Tranche 2 Availability Milestone and (ii) drawn the full amount of Tranche 2.

“Interest-only Period” means the period commencing on the Closing Date and continuing until the eighteen (18) month anniversary of the Closing Date; provided, however, that such period shall be extended for six (6) months if as of the last day of the Interest-only Period then in effect Borrower has achieved Interest-only Milestone 1; provided, further, however, that no extension of the Interest-only Period shall be available if as of the last day of the Interest-only Period then in effect an Event of Default shall have occurred and be continuing.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Loan Commencement Date” means, with respect to each Growth Capital Loan: (a) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; or (b) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Maturity Date” means March 1, 2030.

“NXT-41x” means the medical device product candidate designated by Borrower as “NXT-41x” as of the Closing Date, together with any successor, modified, or renamed version thereof that is substantially similar in intended use, indication, and function, as reasonably determined by Agent.

“Prepayment Fee” means, with respect to any prepayment of the Loans:

(i)if the prepayment occurs during the period commencing on the Closing Date and ending on (and including) the one-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by three percent (3.00%);

(ii)if the prepayment occurs during the period commencing on the day immediately following the one-year anniversary of the Closing Date and ending on (and including) the two-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by two percent (2.00%); and

(iii)if the prepayment occurs at any time after the date immediately following the two-year anniversary of the Closing Date, an amount equal to the principal amount of the Loans prepaid multiplied by one percent (1.00%).

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by Wells Fargo Bank as its prime rate in effect at its principal office in the State of California (such announced Prime Rate not being intended to be the lowest rate of interest charged by such institution in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Supplement.

“Principal Trading Market” means the principal trading market for the Borrower’s common stock. The “Principal Trading Market” as of the date hereof for the common stock is the Nasdaq Global Market.

“Termination Date” means the earlier of: (i) the date Lender may terminate making Growth Capital Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement; and (ii) with respect to Tranche 2, September 30, 2027.

“Tranche 2 Availability Milestone” means that, on or before the applicable Termination Date, (a) Borrower has provided evidence reasonably satisfactory to Agent that Borrower has achieved 510(k) Clearance, and (b) Borrower has received at least Ten Million Dollars ($10,000,000) in aggregate net proceeds from (i) the sale and issuance of its equity securities, (ii) upfront licensing payments, and/or (iii) asset sale proceeds, in each case after the Closing Date, all based upon written evidence thereof provided to, and in form and content acceptable to, and reviewed and approved by Agent in its reasonable discretion; provided, however, Tranche 2 shall not be made available if on the date of the occurrence of the Tranche 2 Availability Milestone an Event of Default has occurred and is continuing.

“Threshold Amount” means Two Hundred Fifty Thousand Dollars ($250,000).

“Trading Day” means a day when the Principal Trading Market is open for trading in shares of the common stock.

“Warrant” is defined in Part 2, Section 4(a) hereof.

Part 2 - Additional Covenants and Conditions:

1.Additional Condition(s) Precedent Regarding Growth Capital Loan Commitments.  In addition to the satisfaction of all of the other applicable conditions precedent specified in Sections 4.1 and 4.2 of the Loan and Security Agreement and this Supplement, each Lender’s obligation to fund it its pro rata share of Tranche 2 of Growth Capital Loans is subject to receipt by Agent of evidence that the following conditions precedent have been satisfied, as determined by Agent in its sole discretion:

(i)Tranche 2. Borrower has achieved the Tranche 2 Availability Milestone.

Subject to satisfaction of the conditions precedent identified above and as specified in Sections 4.1 and Section 4.2 of the Loan and Security Agreement and this Supplement, each Lender agrees to make Growth Capital Loans to Borrower under such Lender’s Commitment from time to time from and after the Closing Date up to and including the Termination Date in an aggregate, original principal amount up to, but not exceeding, then-unfunded portion of such Lender’s Commitment.

2.Minimum Funding Amount; Maximum Number of Borrowing Requests.  Growth Capital Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate, original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000), or such lesser amount as may be remaining to draw under the applicable tranche, and Borrower shall not submit a Borrowing Request more frequently than once per calendar month without Agent’s prior consent.

(a)Repayment of Growth Capital Loans.  Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows:  principal shall be fully amortized over the Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate, commencing after the Interest-only Period of interest-only installments at the Designated Rate.  In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Agent (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs (it being understood that this clause (i) shall not apply in the case the Borrowing Date is on the same date as the Loan Commencement Date), and (ii) the first (1st) interest-only installment at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month.  Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each month during the Interest-only Period thereafter, Borrower shall pay to Agent interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month.  Commencing on the first day of the first full month after the end of the Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Agent equal consecutive monthly principal installments in advance in an amount sufficient to fully amortize the Loan evidenced by such Note over the Amortization Period, plus interest at the Designated Rate for such month.  On the Maturity Date, all principal and accrued interest then remaining unpaid and the Final Payment shall be due and payable.

3.Prepayment.  The Growth Capital Loans may be prepaid as provided in this Section 3 only. Borrower may prepay all, but not less than all, outstanding Growth Capital Loans in whole, but not in part, at any time upon no less than five (5) Business Days’ prior written notice to Agent, by tendering to each Lender a cash payment in respect of such Loans in an amount determined by such Lender equal to the sum of: (i) the aggregate outstanding principal amount of such Loans; (ii) the accrued and unpaid interest on such Loans as of the date of prepayment; (iii) the Prepayment Fee, if any; and (iv) the Final Payment; provided that, if a Lender has not yet exercised its rights under Section 4(d) hereof, Borrower shall provide written notice of prepayment at least ten (10) days in advance of the proposed prepayment date and such Lender shall have the option, with respect to the Conversion Option, to exercise its rights pursuant to Section 4(d) hereof by delivering written notice to Borrower at least five (5) Business Days in advance of the proposed prepayment date.  If the Growth Capital Loans are prepaid on any day other than the first or last calendar day of a month, Lenders agree to refund to Borrower, or otherwise credit against the payoff amount owing by Borrower to Lenders, the amount of any interest paid in advance for days not yet elapsed during such month.

4.Warrant and Right to Invest; Conversion Option.

(a)Warrant.  As additional consideration for the making of its Commitment, each Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower (the “Warrant”).

(b)Warrant General.  The Warrant shall be substantially in the form attached hereto as Exhibit “D”.

(c)Right to Invest.  Lenders shall have the right, in their respective discretion, but not the obligation, to invest an aggregate amount of up to One Million Dollars ($1,000,000) in equity securities of Borrower on the same terms, conditions, and pricing offered by Borrower to any investor existing at such time, in connection with any offering of Borrower’s equity securities after the Closing Date primarily for the purposes of raising capital; provided, however, (A) Borrower shall deliver written notice to Agent of any transaction involving Borrower’s equity securities at least ten (10) Business Days prior to the closing of such transaction; (B) the terms shall exclude a board or observer seat on the Borrower’s Board of Directors, which may be offered to other investors at Borrower’s discretion, and any other terms that are not offered generally to all investors participating in such financing; and (C) any information provided to Agent or any Lender pursuant to clause (A) that constitutes material nonpublic information regarding Borrower shall be held in strict confidence by Agent and such Lender and shall not be disclosed to any third party or used as a basis to trade in Borrower’s securities, in each case until such information is publicly disclosed by Borrower or otherwise ceases to be material.  This right shall terminate upon the repayment in full of the Indebtedness under the Loan and Security Agreement. This right to invest shall not apply to any offering in connection with: (i) any grant to an existing or prospective consultant, employee, officer, or director pursuant to any stock option agreement, employee stock purchase plan, or similar equity-based plan or compensation agreement; (ii) the conversion or exchange of any equity securities or convertible debt of the Borrower into other equity securities, or the exercise of any option, warrant, convertible note or other right to acquire such shares; (iii) any acquisition by the Borrower of the stock, assets, properties, or business of any person; (iv) any merger, consolidation, or other business combination involving the Borrower , or any other transaction or series of transactions resulting in a change of control; (v) any stock split, stock dividend, or similar recapitalization transaction; or (vi) any issuance in connection with a strategic relationship, including supplier, vendor or other service provider or business correspondent. If the placement agent or managing or lead underwriter for the offering advises the Borrower that the total number of securities and/or securities proposed to be allocated to Lenders exceeds the number which can be sold in such offering and/or that the total number of securities and/or securities proposed to be allocated to Lenders would adversely affect the price per share of the securities to be sold in such offering, the Borrower may reduce the number of securities to be allocated to Lenders; provided that any such reduction shall not exceed fifty percent (50%) of the securities proposed to be allocated to Lenders. Any such reduction shall be shared pro rata amongst the Lenders according to their respective commitments.

(d)Conversion Option. Lenders shall have the right, in their respective discretion, but not the obligation, at any time and from time to time, while the Loan is outstanding, to convert an aggregate amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000) of the principal amount of the outstanding Growth Capital Loans (the “Conversion Option”) into Borrower’s common stock (the “Common Stock”) at a price per share equal to one hundred twenty percent (120.00%) of the Exercise Price set forth (and as defined) in the Warrant (the “Conversion Price;” the exercise of such Conversion Option, a “Conversion”).  Any securities not issued in a registered transaction may bear an appropriate restrictive legend. The Conversion Option will be exercised by such Lender delivering a written, signed conversion notice to the Borrower in accordance with this Section 4(d) which will include (i) the date of which the conversion notice is given, (ii) a statement to the effect that such Lender is exercising the Conversion Option, (iii) the amount in respect of which the Conversion Option is being exercised and the number of shares issued and (iv) a date on which the allotment and issuance of the shares is to take place. In the event Borrower prepays the Loan in full pursuant to Section 3, Lenders shall have 10 days to elect to exercise the Conversion Option prior to such prepayment. The Conversion Option will not survive the expiration or other termination of the Loan and Security Agreement and shall otherwise terminate when the Loan is repaid in full.

(e)Conversion Limitations.  Borrower shall not exercise the Conversion Option, and no Lender shall have the right to exercise the Conversion Option, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to the conversion set forth on the applicable conversion notice, such Lender (together with such Lender’s Affiliates, and any Persons acting as a group together with such Lender or any of such Lender’s Affiliates, the “Attribution Parties”) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by any Lender and its Attribution Parties shall include the number of shares of common stock issuable upon such Lender’s exercise of the Conversion Option with respect to which such determination is being made, but shall exclude the number of shares of common stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of any outstanding Growth Capital Loans beneficially owned by such Lender or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Lender or any of its Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 4(e) applies, the determination of whether any Lender can exercise the Conversion Option (in relation to other securities owned by such Lender together with any Attribution Parties) shall be in the sole discretion of Lender, and the submission of a conversion notice shall be deemed to be such Lender’s determination of whether such Lender may exercise the Conversion Option (in relation to other securities owned by such Lender together with any Attribution Parties) in each case subject to the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(e), in determining the number of outstanding shares of common stock, Lenders may rely on the number of outstanding shares of common stock as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower’s transfer agent setting forth the number of shares of common stock outstanding.  Upon the written or oral request of any Lender, Borrower shall within two Trading Days confirm orally and in writing to such Lender the number of shares of common stock then outstanding.  In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including the Conversion Option, by any Lender or its Attribution Parties since the date as of which such number of outstanding shares of common stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Conversion Option.  By written notice to the Borrower, any Lender may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Borrower, and (ii) any such increase or decrease will apply only to the applicable Lender delivering such notice.

(f)Maximum Issuance.  Notwithstanding anything anywhere in the Loan Documents to the contrary, the aggregate number of shares issued pursuant to the Conversion Option, together with the shares of common stock issued or issuable upon exercise of the Warrant and any shares of common stock purchased pursuant to the Right to Invest, shall not exceed  the aggregate number of shares of common stock which any Lender may receive pursuant to the terms of this Supplement without breaching Borrower’s obligations under the rules or regulations of the Principal Trading Market, including any stockholder approval requirement applicable to the aggregate issuance of shares of common stock in excess of the threshold specified by the applicable rules of the Principal Trading Market, except that such limitation shall not apply in the event that Borrower obtains the approval of its stockholders as required by the applicable rules of the Principal Trading Market for issuances of shares of common stock in excess of such amount or such approval is not required pursuant to the applicable rules of the Principal Trading Market.

5.Commitment Fee. Borrower shall pay to each Lender, pro-rata in accordance with each Lender’s respective Commitment, a commitment fee in the amount of one percent (1.00%) of the total Commitment of such Lender, due and payable on the Closing Date, of which Seventy Five Thousand Dollars ($75,000)  has been paid by Borrower to Agent, for the pro rata benefit of Lenders, as an advance deposit prior to the date hereof.  As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, each Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and such Lender’s pro rata share of the Commitment shall have been approved.  If this condition is not satisfied, the Seventy Five Thousand Dollars ($75,000) advance deposit previously paid by Borrower shall be refunded.  Except as set forth in this Section 4, the Commitment Fee is not refundable.

6.Documentation Fee Payment.  On the Closing Date, Borrower shall reimburse each Lender and Agent pursuant to Section 9.8(a) of the Loan and Security Agreement for (i) its reasonable, documented and out-of-pocket attorneys’ fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents and (ii) Agent’s costs and filing fees related to perfection of its Liens in the Collateral in any United States jurisdiction in which the same is located, recording a copy of the Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and confirming the priority of such Liens.

7.Account Information

(a)Borrower’s Primary Operating Account and Wire Transfer Instructions:

Institution Name:	[***]
Address:	[***]
ABA No.:	[***]
Bank Swift Code:	[***]
Contact Name:	[***]
Phone No.:	[***]
E-mail:	[***]
Account Title:	[***]
Account No.:	[***]

8.Debits to Account for ACH Transfers.  For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Section 7 above, unless and until such account is changed in accordance with Section 5.10 of the Loan and Security Agreement.  Borrower hereby agrees that the Growth Capital Loans will be advanced to the account specified above and regularly scheduled payments of principal, interest and fees due to each Lender will be automatically debited by each Lender from the same account.  Borrower hereby confirms that the bank at which the Primary Operating Account is maintained uses that same ABA Number for incoming wires transfers to the Primary Operating Account and outgoing ACH transfers from the Primary Operating Account.

Part 3 - Additional Representations:

Borrower represents and warrants that as of the Closing Date and, subject to any written updates of the information set forth below by Borrower to Agent, each Borrowing Date:

a)	[***]
b)	[***]
c)	[***]
d)	[***]
e)	[***]
f)	[***]
g)	[***]

Part 4 - Additional Loan Documents:

Form of Promissory NoteExhibit “A”

Form of Borrowing RequestExhibit “B”

Form of Compliance CertificateExhibit “C”

Form of WarrantExhibit “D”

[Remainder of this page intentionally left blank; signature page follows]

[Signature page to Supplement to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

/s/
BORROWER:

ELUTIA INC.

	By:	/s/ Matthew Ferguson
	Name:	Matthew Ferguson
	Title:	CFO

ELUTIA MED LLC

	By:	/s/ Matthew Ferguson
	Name:	Matthew Ferguson
	Title:	CFO

Address for Notices:	20 Firstfield Rd
Gaithersburg, MD 20878
Attn: Matthew Ferguson
Email: [***]

[Signature page to Supplement to Loan and Security Agreement]

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

	By:	Avenue Venture Opportunities Partners II, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director; Chad Norman, Senior Portfolio Manager; Jeff Becker, Managing Director
Email: [***]
Phone [***]

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

	By:	Avenue Venture Opportunities Partners II, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director; Chad Norman, Senior Portfolio Manager; Jeff Becker, Managing Director
Email: [***]
Phone [***]

[Signature page to Supplement to Loan and Security Agreement]

LENDER:

AVENUE GROWTH LENDING FUND III, L.P.

	By:	Avenue Growth Lending Partners III, LLC
	Its:	General Partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director; Chad Norman, Senior Portfolio Manager; Jeff Becker, Managing Director
Email: [***]
Phone [***]

EXHIBIT “A”

FORM OF PROMISSORY NOTE

Note No. X-XXX

1

EXHIBIT “B”

FORM OF BORROWING REQUEST

EXHIBIT “C”

FORM OF

COMPLIANCE CERTIFICATE

EXHIBIT “D”

FORM OF

WARRANT